POWER OF ATTORNEY The undersigned hereby constitutes and appoints each of Michael M. Larsen and Christopher P. Rauch signing singly, as the undersigned’s true and lawful attorney-in- fact to: (1) prepare, execute and file for and on behalf of the undersigned Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of Illinois Tool Works Inc., in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the preparation and execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission (“SEC”) and any other person; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion. The undersigned acknowledges that the foregoing attorneys-in-fact, by serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act. This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect, with respect to each individual attorney-in-fact, until his or her respective resignation or termination as an employee of Illinois Tool Works Inc., and with respect to the undersigned, until the date on which the undersigned shall cease to be subject to Section 16 of the Exchange Act and the rules thereunder or until such earlier date on which written notification executed by the undersigned is filed with the SEC expressly revoking this Power of Attorney. By executing this Power of Attorney, the undersigned hereby revokes all prior Powers of Attorney executed by the undersigned with respect to Forms 3, 4 and 5 relating to the securities of Illinois Tool Works Inc. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of June 2025. _________________________ Darrell L. Ford June 27, 2025 3:45 PM Ford Section 16 POA - Ford Section 16 POA 1 27th